Exhibit 99.1
The Timken Company
Revised Segment Results
(Dollars in millions)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD	YTD
	2010	2010	2010	2010	2010	2009	2008

Net sales to external customers:
Mobile Industries	$367.5	$400.4	$404.1	$388.3	$1,560.3	$1,245.0	$1,771.9
Process Industries	205.9	211.0	233.7	249.4	900.0	806.0	1,163.0
Aerospace and Defense	92.1	82.7	81.0	82.5	338.3	417.7	411.9
Steel	248.2	317.3	340.9	350.5	1,256.9	672.9	1,694.0

	$913.7	$1,011.4	$1,059.7	$1,070.7	$4,055.5	$3,141.6	$5,040.8

Intersegment sales:
Mobile	$—	$—	$—	$0.3	$0.3	$—	$—
Process Industries	0.7	0.6	0.8	1.3	3.4	2.7	3.1
Steel	22.1	20.8	30.4	29.3	102.6	42.0	158.0

	$22.8	$21.4	$31.2	$30.9	$106.3	$44.7	$161.1

Segment EBIT
Mobile Industries	$39.6	$68.6	$57.1	$42.3	$207.6	$(85.5)	$9.3
Process Industries	24.1	28.3	36.8	44.4	133.6	72.6	214.9
Aerospace and Defense	11.9	6.1	2.5	(3.8)	16.7	65.4	44.9
Steel	19.9	43.0	41.3	42.0	146.2	(63.4)	281.4

Total EBIT for reportable segments	$95.5	$146.0	$137.7	$124.9	$504.1	$(10.9)	$550.5

Unallocated corporate expenses	(14.4)	(17.8)	(17.6)	(17.6)	(67.4)	(51.4)	(68.4)
Interest expense	(9.6)	(10.0)	(9.1)	(9.5)	(38.2)	(41.9)	(44.4)
Interest income	0.6	0.9	0.8	1.4	3.7	1.9	5.8
Intersegment adjustments	2.5	1.1	(1.0)	0.7	3.3	8.1	(3.9)

Income (loss) from continuing operations before income taxes	$74.6	$120.2	$110.8	$99.9	$405.5	$(94.2)	$439.6